ADDENDUM TO
EMPLOYMENT AGREEMENT

The EMPLOYMENT AGREEMENT entered into between enherent Corp. f/k/a PRT Group Inc. (herein called The Company) located at 12300 Ford Rd., Suite 450, Dallas, Texas, 75234, and Jack Mullinax (herein called EMPLOYEE), with an effective date of July 26, 1999, is hereby amended as follows:

2.	Term: The term of employment shall be extended for an additional twelve (12) month period beginning August 1, 2001 and ending July 31, 2002.

             EMPLOYEE and Company agree that all other provisions of the EMPLOYMENT AGREEMENT shall continue in full force and effect and that both EMPLOYEE and Company shall be bound by said EMPLOYMENT AGREEMENT.

EMPLOYEE:	ENHERENT CORP.:

SIGNATURE	SIGNATURE
Jack Mullinax	Dan S. Woodward
President, CEO & Chairman

DATE	DATE

WITNESSED BY	DATE